UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On October 27, 2017, Peak Resorts, Inc. (the “Company”), together with its subsidiaries Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc., as borrowers (together, the “Subsidiaries” and collectively with the Company, the “Borrowers”), entered into the Restated Credit Facility, Loan and Security Agreement (the “Restated Credit Agreement”) with Royal Banks of Missouri, as lender (the “Lender”). The Restated Credit Agreement restructured the former Credit Facility, Loan and Security Agreement dated as of December 22, 2015 with the Lender (the “Original Credit Agreement”) to provide increased borrowing capacity of $25.0 million, structured as follows: (i) a revolving loan in an amount up to $10.0 million for working capital; and (ii) a revolving loan in an amount up to $15.0 million to be used to (a) pay off approximately $12.4 million that remained outstanding under the Original Credit Agreement and (b) acquire additional ski resorts (the “Acquisition Revolving Loan”).  In connection with entry into the Restated Credit Agreement, the Borrowers executed the working line promissory note in the principal amount of $10.0 million (the “Working Line Promissory Note”) and the acquisition line promissory note in the principal amount of $15.0 million (the “Acquisition Line Promissory Note” and, together with the Working Line Promissory Note, the “Notes”) in favor of the Lender.  The Restated Credit Agreement and Notes are referred to collectively herein as the “Loan Documents.”

Amounts borrowed under the Loan Documents mature on December 27, 2018 (the “Maturity Date”).  The terms of the Loan Documents provide that interest on the outstanding principal amounts under the Notes shall be charged at the prime rate plus 1.0%, provided that past due amounts shall be subject to higher interest rates and late charges. The debt evidenced by the Loan Documents is secured by the assets of each of the Subsidiaries.

The terms of the Restated Credit Agreement further provide that the Borrowers must maintain compliance with the debt service requirements set forth in the Master Credit and Security Agreement among the Company and certain of its subsidiaries, as borrowers, and EPT Ski Properties, Inc. and EPT Mount Snow, Inc., as lenders, dated as of December 1, 2014, as has been modified and amended (the “Master Credit Agreement”). In addition, beginning in January 2018, the Borrowers are required to maintain a debt service reserve account with the Lender in an amount equal to one-third of the aggregate annual interest payments required under the Loan Documents.

The Restated Credit Agreement includes restrictions or limitations on certain transactions, including mergers, acquisitions, leases, asset sales, loans to third parties, and the incurrence of certain additional debt and liens. Financial covenants set forth in the Restated Credit Agreement consist of a maximum leverage ratio (as defined in the Restated Credit Agreement) of 65%, above which Borrowers are prohibited from incurring additional indebtedness, and a debt service coverage ratio (as defined in the Restated Credit Agreement) of 1:25:1.00 on a fiscal year basis. Additionally, if the Borrowers’ consolidated fixed charge coverage ratio (as defined in the Master Credit Agreement) falls below 1.50:1.00 on a rolling four quarter basis, the Company must increase the balance of its debt service reserve account to include an additional three months of debt service reserve payments.  The Company is prohibited from paying dividends if the consolidated fixed charge coverage ratio falls below 1.25:1.00. The payment of dividends is also prohibited during potential default or default situations.

Except in the case of a default, the Borrowers may prepay all or any portion of the outstanding debt under the Notes and all accrued and unpaid interest due prior to the Maturity Date without prepayment penalty.

In the case of a default, the outstanding balances due on the Notes shall, at the Lender’s option, bear interest at the rate of 5.0% percent per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand.

Under the terms of the Restated Credit Agreement, the occurrence of a change of control is an event of default. A change of control will be deemed to occur if (i) for so long as debt is outstanding under the Notes and such individuals are employed by the Company, the Company’s key shareholders (Messrs. Timothy Boyd, Stephen Mueller and Richard Deutsch) cease to beneficially own and control less than 50% of the amount of the Company’s outstanding voting stock that they own as of the effective date of the Restated Credit Agreement, or (ii) the Company ceases to beneficially own and control less than all of the outstanding shares of voting stock of the Subsidiaries.  Other events of default include, but are not limited to, a default on other indebtedness of the Company or its subsidiaries.

The Restated Credit Agreement, Working Line Promissory Note and Acquisition Line Promissory Note are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The summaries of the terms of the Loan Documents are qualified in their entireties by reference to such exhibits.

On November 2, 2017, the Company issued a press release announcing entry into the Loan Documents, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 27, 2017, the Borrowers executed the Loan Documents and used approximately $12.4 million of the borrowing capacity available under the Acquisition Revolving Loan to pay off the outstanding debt that remained under the Original Credit Agreement.  The terms of the Loan Documents are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description of Exhibit
10.1

Restated Credit Facility, Loan and Security Agreement by and between Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., L.B.O. Holding, Inc., and SNH Development, Inc., dated as of October 27, 2017.

10.2

Working Line Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of October 27, 2017.

10.3

Acquisition Line Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of October 27, 2017.

99.1	Press Release of Peak Resorts, Inc. dated November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer